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                                    FORM 8-K
     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 15, 2004

                             MID-STATE RACEWAY, INC.
                             -----------------------
                           (Exact name of registrant)

New York State                     000-01607                      15-0555258
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(State of Incorporation)           (Commission File)              (IRS EIN)

         P.O. Box 860, Ruth Street, Vernon, New York          13476
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         (Address of principal executive office)              (Zip)

Registrant's telephone number    (315) 829-2201
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ITEM 1. Changes in Control of Registrant.

On April 12, 2004, Raceway Ventures, LLC, a Florida limited liability company purchased 469,549 shares (or 50.2%) of the outstanding Common Stock in Mid-State Raceway, Inc. (the "Company") for $6,500,000; and 1,250,000 warrants to purchase additional shares for $2,500,000. If Raceway Ventures, LLC chooses to exercise the warrants for an additional $2.00 per share, its ownership interest will be 80.2% of the outstanding shares of the Company. On April 12, 2004, the Company issued a press release detailing the acquisition, attached hereto and incorporated herewith as Exhibit A.

The funding for the acquisition of the Common Stock and warrants was provided by Steven F. Cohen, Patrick Danan, and Frank Leo, the members of Raceway Ventures, LLC.

As a result of this transaction, Shawn Scott and Victoria Scott were divested of their shares of Common Stock of the Company and warrants to acquire shares of Common Stock of the Company.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Mid-State Raceway, Inc.
                                     (Registrant)

Date: April 15, 2004            /s/ William B. Thornton
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                                William B. Thornton, Chief Financial Officer